722 Burleson Street Corpus Christi Texas 78402	Phone: 361/883-5591 Fax: 361/883-7619 www.torminerals.com

EXHIBIT 99.1

TOR Minerals International, Inc. to Deregister its Common Stock

CORPUS CHRISTI, Texas, February 2, 2018 – TOR Minerals International, Inc. (NASDAQ Capital Market: TORM) today announced its Board of Directors approved the voluntary suspension of its duty to file reports with the Securities and Exchange Commission (the “SEC”) and the voluntary deregistration of its common stock.  These actions will result in the Company’s common shares no longer being listed on the NASDAQ and the Company no longer being a reporting issuer to the SEC.  The Company is eligible to suspend its reporting obligations and deregister its common stock because there are fewer than 300 holders of record of the Company’s common stock.

In accordance with the resolutions adopted by its Board of Directors, the Company will file certain notices and certifications under the Securities Exchange Act of 1934, including a Form 25 and a Form 15. The Company intends to file a Form 25 to delist its shares on the NASDAQ Capital Market in mid February and a Form 15 in late February, 2018 and expects that delisting of its common stock to become effective 10 days after the filing of the Form 25 and the deregistration of its common stock will become effective 90 days after the date of the Form 15 filing. Upon filing of Form 15, the Company’s obligation to file periodic and current reports with the SEC under Section 13(a), including Forms 10-K, 10-Q and 8-K, will be immediately suspended.  The Company intends to file its Annual Report on Form 10-K for the year ended December 31, 2017.

After careful consideration, the Board of Directors concluded that the costs associated with operating as a reporting company, and the attendant demands on management, are not justified by the limited benefits. In that regard, in the last several years, the volume of trading in the Company’s common stock has declined significantly, the public market has not offered liquidity for significant amounts of stock, and the stock often has not traded at all.

The Company is unable to predict the precise cost savings that are expected to result from the decision to suspend its reporting obligations, but it believes such costs will be substantial. These include, but are not limited to, reduced costs arising from audits of financial statements; elimination of quarterly reviews by auditors of interim financial statements; elimination of costs associated with preparation and filing of Forms 10-K, 10-Q, 8-K and other reports, and of proxy statements; and elimination of stock exchange listing fees. In addition, the Company expects that some legal and accounting fees and corporate insurance costs should be reduced over time because of the elimination of required SEC reporting.

Although the Company will no longer file reports with the SEC or be subject to rules of the NASDAQ Capital Market, for the foreseeable future it intends to continue making information available to shareholders and to observe corporate governance practices comparable to those which have existed in recent years. Specifically:

  The Company intends to obtain and make available to shareholders annual audited financial statements prepared in accordance with generally accepted accounting principles, beginning with the statements for the year ended December 31, 2018.

  The Company expects to make available quarterly and annual financial statements of TOR Minerals International, Inc. via the Company’s website at www.torminerals.com.

  The Company expects to continue to hold an annual meeting of shareholders each year, but it anticipates not distributing a proxy statement or soliciting proxies from shareholders.  Notice of the meeting would be given to shareholders.

  The Board of Directors of the Company currently consists of six independent directors and one management director.  Although it will not be under a legal requirement to do so, the Company plans for the foreseeable future to maintain a majority of independent directors on the Board and its Audit, Corporate Governance and Compensation Committees.

TOR Minerals International, Inc., established in 1980, is headquartered in Corpus Christi, Texas, with manufacturing and regional offices located in the United States, Netherlands and Malaysia.  The Company is a global producer of high performance, specialty mineral products focused on product innovation and technical support.  Our specialty mineral products, which include flame retardant and smoke suppressant fillers, engineered fillers, and titanium dioxide color hybrid pigments, are designed for use in plastic, coatings, paints and catalysts applications, as well as a wide range of other industrial applications.

Some of the statements made in this release may be forward-looking statements. Forward-looking statements relate to expectations or may involve known or unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

These forward-looking statements reflect current views but are based on assumptions and are subject to risks, uncertainties and other variables which should be considered when making an investment decision. Please refer to the Company’s recent SEC filings and the Annual Report on Form 10-K for the year ended December 31, 2016, for more information regarding factors that could affect the Company’s results.

Forward-looking statements are relevant only as of the dates made, and the Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date on which the statement is made. All written or oral forward-looking statements that are made by or are attributable to the Company are expressly qualified in their entirety by this cautionary notice. Actual results may differ significantly from the results discussed in these forward-looking statements.

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Contact for Further Information:
Barbara Russell
Chief Financial Officer
361-826-2043